UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011

FIRST COMMUNITY BANK CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Florida	000-50357	65-0623023
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9001 Belcher Road, Pinellas Park, Florida	33782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 520-0987

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing.

On March 29, 2011, First Community Bank Corporation of America (the “Company”) received a written notice from the Nasdaq Stock Market that stated the Company’s common stock closed below the required minimum bid price of $1.00 per share for the previous 30 consecutive business days. Pursuant to the rules of the Nasdaq Stock Market, listed companies are required to maintain a minimum bid price of $1.00 per share (Rule 5550(a)(2)).

In accordance with the rules of the Nasdaq Stock Market (Rule 5810(c)(3)(A)), the Company has a 180 calendar day grace period (until September 26, 2011) in which to regain compliance with this listing standard. If at any time before such deadline the bid price of the Company’s common stock closes with a bid price of $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has regained compliance with the listing standard.

In the event that the Company does not regain compliance with this listing standard, its common stock will be delisted by the Nasdaq Stock Market.

On April 1, 2011, the Company received a written notice from the Nasdaq Stock Market that, for the last 30 consecutive business days, the Market Value of the Publicly Held Shares of the Company’s common stock had fallen below the $1 million minimum Market Value of Publicly Held Shares required under the Nasdaq listing standard (Rule 5550(a)(5)).

In accordance with the rules of the Nasdaq Stock Market (Rule 5810(c)(3)(D)), the Company has a 180 calendar day grace period (until September 28, 2011) in which to regain compliance with this listing standard. If at any time before such deadline the minimum Market Value of the Publicly Held Shares of the Company’s common stock exceeds $1 million for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has regained compliance with the listing standard.

In the event that the Company does not regain compliance with this listing standard, its common stock will be delisted by the Nasdaq Stock Market.

Due to the previously announced pending transaction with CBM Florida Holding Company (“CBM Holdings”) and Community Bank & Company, under which the Company’s subsidiary, First Community Bank of America, will be merged with and into Community Bank & Company, and the Company will transfer to CBM Holdings all of the shares of its other subsidiary, First Community Lender Services, Inc., and the dissolution and liquidation of the Company that will follow the consummation of these two transactions, if they occur, it is not presently anticipated that the Company will take any action relating to either of the foregoing matters.

Item 8.01. Other Events.

Conversion of Series B Preferred Stock into Common Stock

On March 31, 2011, each outstanding share of 10% Cumulative Convertible Perpetual Preferred Stock, Series B (the “Series B Stock”), of the Company was mandatorily converted into ten (10) shares of common stock of the Company, pursuant to the terms of Section 4 of the Company’s Amended and Restated Articles of Incorporation designating and governing the Series B Stock (which Amended and Restated Articles were filed with the Secretary of State of Florida on December 29, 2009), as a result of the Company’s inability to declare and pay dividends on the Series B Stock for the four consecutive quarters ending March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Community Bank Corporation of America
(Registrant)

Date: April 4, 2011	By:	/s/ Kenneth P. Cherven
(Signature)*
Kenneth P. Cherven
President & Chief Executive Officer

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